                                                                    EXHIBIT 10.8


                           SECURITY AND LOAN AGREEMENT
                             [(ACCOUNTS RECEIVABLE)


        This Agreement is entered into between VIRAGE, INC., a Delaware corporation (herein called "Borrower"), and IMPERIAL BANK (herein called "Bank").

        1. Bank hereby commits, subject to all the terms and conditions of this Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding in the aggregate, unpaid principal balance, the following Borrowing Base:

                           80.00% of Eligible Accounts

and in no event more than $1,500,000.00.

        2. The amount of each loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank (herein called "Loan Account") and Bank shall credit the Loan Account on demand following the occurrence and during the continuance of an Event of Default (as defined in the Promissory Note), and (b) on or before the tenth day of each month, interest on the average daily unpaid balance of the Loan Account during the immediately preceding month at the rate of One-quarter percent (0.250%) per annum less than the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the loan account is outstanding divided by 360, which shall for interest computation be considered one year. The amount of interest payable each month by Borrower shall not be less than a minimum monthly charge of $ N/A. Bank is hereby authorized to charge Borrower's deposit account(s) with Bank for all sums due Bank under this Agreement.

        3. Requests for loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount of loan being requested.

        4. As used in this Agreement, the following terms shall have the following meanings:

           a. "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

           b. "Collateral" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest.


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           c. "Eligible Accounts" means all of Borrower's Accounts excluding, however, (1) all Accounts under which payment is not received within 90 days from any invoice date, (2) all Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Account to the extent of such defense, offset, counterclaim or other rights and
(3) any Accounts if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower. Eligible accounts shall only include such accounts as Bank in its reasonable discretion shall determine are eligible from time to time.

        5. Borrower hereby assigns to Bank all Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys in the Collateral Account referred to in Section 6 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereafter incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may require in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral.

        6. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower will collect with diligence all Borrower's Accounts. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in trust for Bank, and Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of identification as the property of Bank and deliver said collections daily to Bank in the identical form received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of Borrower's Loan Account or any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's general account. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

        7. Until Bank exercises its rights to collect the Accounts pursuant to paragraph 10, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving returns, repossessions, and loss or damage of or to merchandise represented by the Accounts and of any credits, adjustments or disputes arising in connection with the goods or services represented by the Accounts where the dollar value of such returns based on Accounts invoiced exceed $75,000.00.

        8. Borrower represents and warrants to Bank: (i) If Borrower is a corporation, that Borrower is duly organized and existing in the State of its incorporation and the execution,



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delivery and performance hereof are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is found or affected; (ii) Borrower is, or at the time the collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, or at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and Permitted Liens; (iii) Each Account is, or at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered for being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor; (iv) That there are or will be no defenses, counterclaims, or setoffs which may be asserted against the Eligible Accounts; and (v) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is or will be true and correct.

        9. Borrower will: (i) Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change thereon; (ii) Furnish Bank, on such form and detail and at such times as Bank may require, statements showing aging and reconciliation of the Accounts and collectibles thereon; (iii) Permit representatives of Bank to inspect the Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time and to arrange for verification of the Accounts, under reasonable procedures (and in no event under Bank's own name) acceptable to Bank, directly with the account debtors or otherwise at Borrower's expense; (iv) Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other persons obligated in connection therewith, which may in any way materially affect the value of the Collateral or the rights and remedies of Bank in respect thereto;
(v) Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under Borrower's Loan Account or any other obligation secured hereby, enforcing any term or provision of this Security Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto; (vi) Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept; (vii) Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require and with loss payable only to Bank and such other lenders of loans secured by the Collateral and to which Bank has consented, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank (in no event, however, may Bank terminate or reduce any insurance coverage); (viii) In the event the unpaid balance of Borrower's Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, Borrower shall immediately pay to Bank, from its own funds and not from the proceeds of Collateral, for credit to Borrower's Loan Account the amount of such excess.



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        10. Bank may at any time following the occurrence and during the continuance of an Event of Default, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and Borrower hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power following the occurrence and during the continuance of an Event of Default to receive, open and dispose of all mail addressed to Borrower, to endorse the name of Borrower upon any checks or other evidences of payment that may come into the possession of Bank upon the Accounts to endorse the name of the undersigned upon any document or instrument relating to the Collateral; in its name or otherwise, to demand, sue for, collect and give acquittances for any and all moneys due or to become due upon the Accounts; to compromise, prosecute or defend any action, claim or proceeding with respect thereto; and to do any and all things necessary and proper to carry out the purpose herein contemplated.

        11. Until Borrower's Loan Account and all other obligations secured hereby shall have been repaid in full, Borrower shall not sell, dispose of or grant a security interest in any of the Collateral other than Permitted Liens other than to Bank, or execute any financing statements covering the Collateral in favor of any secured party or person other than Bank and other than holders of Permitted Liens.

        12. Should: (i) An Event of Default occur in the payment of any obligation, or breach be made in any warranty, statement, promise, term or condition, contained herein or hereby secured; (ii) Any statement or representation made for the purpose of obtaining credit hereunder prove materially false; (iii) Bank deem the Collateral materially inadequate or in relation to the outstanding obligations; (iv) Borrower become insolvent or make an assignment for the benefit of creditors; or (v) Any proceeding be commenced by or against Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute; then in any such event, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (a) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (b) Declare all sums secured hereby immediately due and payable; (c) Immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (d) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein;
(e) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (f) Retain the Collateral in full satisfaction of the obligations secured thereby; (g) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of Collateral to pay all obligations secured by this Security Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.



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        13. If any writ of attachment, garnishment, execution or other legal process be issued against any property of Borrower by the Federal or State government or any department thereof, of if any assessment for taxes against Borrower, other than real property, is made by the Federal or State government or any department thereof and such action or legal process has a material adverse effect on the ability of the Borrower to satisfy its obligations hereunder, the obligation of Bank to make loans to Borrower as provided in
Section 1 hereof shall immediately terminate and the unpaid balance of the Loan Account, all other obligations secured hereby and all other sums due hereunder shall immediately become due and payable without demand, presentment or notice.

        14. Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four months from the time such items are delivered to Bank.

        15. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

        16. Should an Event of Default occur in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of this Agreement, any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this Agreement, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

        17. If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent twenty (20) or more days, Borrower agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the Bank to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

        All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal.

        18. Reference Provision.

            a. Other than (i) non-judicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this document ("Agreement"), which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to the Agreement gives written notice to all other parties that a controversy, dispute or



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claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or San Mateo County if none (the "Court"). The referee shall be a retired judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers of a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP
Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days of the Claim Date and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety
(90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

            b. Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

            c. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon



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the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of law, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

            d. In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

        19. Additional Provisions.

[X] If checked, the Addendum or Exhibit "A" attached (and all amendments thereto and replacements therefor) is incorporated herein by this reference.

Executed this 2nd day of November, 1998.



                                        IMPERIAL BANK


                                        By: /s/ Ronald T. Kundich
                                            -----------------------------------
                                        Title:  Assistant Vice President


                                        Virage, Inc., a Delaware corporation
                                        ---------------------------------------
                                        (Name of Borrower)


                                        By: /s/ Paul Lego
                                            -----------------------------------
                                            (Authorized Signature/and Title)


                                       By:
                                            -----------------------------------
                                            (Authorized Signature/and Title)




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                                   "EXHIBIT A"



ADDENDUM TO SECURITY AND LOAN AGREEMENT
BETWEEN VIRAGE, INC.  AND
IMPERIAL BANK
DATED: NOVEMBER 2, 1998


This Addendum is made and entered into as November 2, 1998, between VIRAGE, INC. (Borrower") and IMPERIAL BANK ("Bank"). This Addendum amends and supplements the Security and Loan Agreement executed this date hereof between Borrower and Bank. In the event of any inconsistency between the terms herein and the terms of the Security and Loan Agreement, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meaning set forth in the Security and Loan Agreement.

1. Any commitment of Bank, pursuant to the terms of the Security and Loan Agreement, to make advances against Eligible Accounts shall expire November 1, 1999, subject to Bank's right to renew said commitment in its sole discretion. Any such renewal of the commitment shall not be binding upon Bank unless it is in writing and signed by an officer of the Bank.

2. Borrower represents and warrants that:

        a. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

        b. FINANCIAL CONDITION. The balance sheet of Borrower of September 30, 1998 and the related profit and loss statement on that date, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet and profit and loss statement truly present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no materially adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

        c. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents and license rights of others for which it has not licensed the rights.

        d. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

        e. YEAR 2000 PROBLEM. Borrower and its subsidiaries have reviewed the areas within their operations and business which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the Year 2000 Problem and have made related appropriate inquiry of material suppliers and vendors, and based on such review and program, the Year 2000 Problem will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted. "Year 2000 Problem" means the possibility that any computer applications or equipment used by Borrower may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after December 31, 1999.

3. Borrower agrees that so long as it is indebted to Bank, or so long as the Bank has any obligation to extend credit to Borrower, it WILL NOT, without Bank's WRITTEN CONSENT:

        a. TYPE OF BUSINESS. MANAGEMENT. Make any substantial change in the character of its business; or make any change in its executive management unless Borrower has provided Bank with written notification.

        b. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from Bank except obligations now existing as shown in financial statement dated 09/30/98 (including those being refinanced by Bank) and future subordinated debt and or lease financing from Comdisco in an amount no greater than $2,500,000; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due.

        c. LIENS AND ENCUMBRANCES. Create, incur, assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in Bank's favor.

        d. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business.

        e. ACQUISITION OR SALE OF BUSINESS; Merger or Consolidation. Purchase or otherwise acquire all or substantially all the assets or business of any person or other entity; or liquidate or dissolve; or merge or consolidate (unless Borrower has received Bank's consent thereto which consent shall not be reasonably withheld); or commence any proceedings therefore; or sell any assets except in the ordinary and normal course of its business as now constituted; or sell, lease, assign or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, except for equipment leases.



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

        f. DIVIDENDS, STOCK PAYMENTS. Declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued, or purchase, redeem or retire any of such stock, other than redemptions of stock of departed employees.

4. This Security and Loan Agreement extends to all obligations of Borrower to Bank, whether outstanding on the date of the Security and Loan Agreement or in the future. Should there be an Event of Default under the Security and Loan Agreement, the Commercial Security Agreement, or under any note executed by Borrower in favor of Bank, or under any other document executed by Borrower in favor of Bank, all obligations, loans and liabilities of Borrower to Bank, due or to become due, whether now existing or hereafter arising, shall at the option of the Bank, become immediately due and payable without notice or demand, and Bank shall thereupon have the right to exercise all of its default rights and remedies.


5. In addition to the provisions in the Security and Loan Agreement, Eligible Accounts shall only include such accounts as Bank in its reasonable discretion shall determine are eligible from time to time. "Eligible Accounts " shall also not include the following:

        a. Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

        b. Accounts with respect to which 50% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 days past due.

        c. Salesmen's accounts for promotional purposes.

        d. For Accounts representing more than 25% of total accounts receivables , the balance in excess of the 25%. However, the Bank may deem, at its sole discretion, the entire amount eligible .

        e. Accounts with respect to international transactions, unless covered by letters of credit issued or confirmed by a bank acceptable to the Bank. Only those foreign companies that the Bank in its sole discretion considers well known and rated will be considered eligible.

        f. Credit balances greater than 90 days past due.

        g. U.S. Government receivables , unless assigned to the Bank in form and substance satisfactory to Bank.

        h. Accounts more than 90 days from the invoice date .

        i. All Accounts against which the account debtor or any other person obligated to make payment thereon asserts any defense, offset, counterclaim, or other right to avoid or reduce the liability represented by the Account to the extent of such defense, offset, counterclaim or other reduction of the Accounts.



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        j Any Account if the account debtor or any other person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower.

        k. Accounts where the account debtor is a seller to Borrower, whereby a potential offset (contra) exists to the extent of such potential offset.

        l. Consignment or guaranteed sales.

        m. Bill and hold accounts.

        n. Collection accounts.

        o. C.O.D. accounts.

        p. Accounts representing billings for service or maintenance contracts or for inventory or equipment on rent to the account debtor.

        q. Deferred revenues.

        r. Pre-billings.


6. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principles applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a quarterly basis.

7. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, or so long as the Bank has any obligation to extend credit to Borrower, it WILL:

        a. Have and maintain a Minimum Tangible Net Worth plus subordinated debt, measured quarterly, of $2,000,000. Tangible Net Worth plus subordinated debt is the financial statement net worth of the Borrower prepared according to generally accepted accounting principles less intangible assets, plus long term indebtedness fully subordinated to the debt due to Bank.

        b. Have and maintain a ratio of Maximum Total Liabilities to Tangible Net Worth plus subordinated debt, measured monthly, of 1.25 to 1.0. Total Liabilities are all of the Borrower's liabilities and long term indebtedness fully subordinated to the Bank less any deferred maintenance contract revenue. Tangible Net Worth plus subordinated debt is the financial statement net worth of the Borrower prepared according to generally accepted accounting principles less intangible assets, plus long term indebtedness fully subordinated to the debt due to Bank.

        c. Have and maintain Minimum Quick Ratio, measured monthly, of 1.50:1.0. Quick Ratio is defined as cash and cash equivalents plus accounts receivable divided by current liabilities.

        d. Maintain books and accounting practices satisfactory to Bank and agrees to pay Bank for up to one collateral audits per year. Audit fees shall be no greater than $1,500.00 per audit.

        e. Reimburse Bank for all reasonable out-of-pocket expenses (if any) incurred by Bank in connection with its due diligence and closing of this transaction. Out-of-pocket expenses shall be no greater than $2,500.00.

        f. Maintain primary operating and depository accounts with Bank.

        g. At least 20 days prior to the initial advance by Bank and within 20 days of each month-end thereafter (while such borrowings are outstanding), deliver to Bank monthly aged listings of accounts receivable (to include customer addresses and phone numbers) and accounts payable along with a borrowing base certificate in form and substance acceptable to Bank.

        h. Within 30 days after the end of each month, deliver to Bank a profit and loss statement, a balance sheet and compliance certificate in form satisfactory to Bank, all certified by an officer of Borrower.

        i. Within 90 days after the end of Borrower's fiscal year, deliver to Bank unqualified CPA audited financial statements (beginning with the fiscal year ended March 31, 1999).

        j. Deliver to Bank budgets, sales projections, operating plans, or other financial exhibits which Bank may reasonably request.

        k. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

        l. INSURANCE. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to the Bank and Bank shall be named as Loss Payee in a Lender's Loss Payable Endorsement form 438BFU or equivalent.

        m. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as:

        (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

        (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

        n. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times.

8. FEES AND INTEREST:

        a. The rate of interest applicable to the Loan Account shall be 0.25% per year less than the rate of interest which Bank has announced as its prime lending rate ("Prime Rate") which shall vary concurrently with any change in such Prime Rate. No fee will be due upon execution of this document.

Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one year.

9. MISCELLANEOUS PROVISIONS. Failure or Indulgence Not Waiver. No failure or delay on the part of your Bank or any holder or Notes Issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any not issued in connection with a loan that your Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10. Notwithstanding the provisions of the Security and Loan Agreement (Accounts Receivable and/or Inventory), the following provision shall apply to all obligations of the Borrower to the Bank: All sums received by Bank, whether from Borrower or from Borrower's account debtors, shall be applied to the outstanding loan balance immediately upon receipt thereof by the Bank. The Borrower will be charged, on a monthly basis, for the uncollected balance fees.

11. NOTICE OF DEFAULT. Borrower shall promptly notify Bank in writing of the occurrence of any event of default hereunder or any event which upon notice and lapse of time would be an event of default.

12. PERMITTED LIENS. "Permitted Liens" means the following:

        a. liens and security interests existing as of this date, specifically the Comdisco Lease and the Sun Microsystems Lease;

        b. liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

        c. liens and security interests (a) upon or in any equipment (which shall be deemed to include software) acquired or held by Borrower to secure the purchase price of such equipment and in an amount not greater than the purchase price thereof or (b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

        d. liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

        e. liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

        f. liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

        g. liens arising from judgements, decrees or attachments in circumstances not constituting an Event of Default;

        h. easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

        i. liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        j. liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;

        k. any interest or title of a lessor in equipment subject to any capitalized lease otherwise permitted hereunder; and

        l. any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

        This addendum is executed by and on behalf of the parties as of the date first above written.


VIRAGE, INC. "BORROWER"



BY: /s/ Paul Lego
    -------------------------------------

                 CEO
-----------------------------------------
                Title


IMPERIAL BANK,  "BANK"


BY: /s/ Ronald T. Kundich
    -------------------------------------

              AVP
-----------------------------------------
             Title




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